Exhibit 99.1

Media:	Wendy Olson

(713) 627-4072

(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf

(713) 627-4600

Date:	May 4, 2012

Spectra Energy Reports First Quarter 2012 Results

•	Reported net income from controlling interests of $333 million, $0.51 earnings per share (EPS), compared with $357 million, $0.55 EPS, in the prior year quarter.

•	First quarter 2012 earnings in line with expectations, except for the effects of lower commodity prices and warmer-than-normal weather.

•	Expansion projects on track to deliver returns on capital employed of 10 to 12 percent.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2012 first quarter net income from controlling interests of $333 million, or $0.51 diluted EPS, compared with $357 million, or $0.55 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2012 quarter was $331 million, or $0.51 diluted EPS, versus $350 million, or $0.54 diluted EPS, in the prior year quarter.

“Spectra Energy had a good quarter, despite lower commodity prices and record warm weather. Our business plan and strategy remain solidly on track, and we continue to execute well on our capital expansion projects,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“Our diversified portfolio and first- and last-mile advantage, when combined with unprecedented natural gas infrastructure fundamentals, give us confidence in our ability to deliver earnings that will allow us to grow our dividend through all market cycles,” said Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2012 earnings before interest and taxes (EBIT) of $271 million, compared with $279 million in first quarter 2011. The 2012 quarter results reflect lower interruptible transportation revenues, the effects of expected contract reductions at Ozark Gas Transmission, LLC, and accelerated software amortization costs. These results were partially offset by expansion projects previously placed into service.

Distribution

Distribution reported first quarter 2012 EBIT of $151 million, compared with $167 million in first quarter 2011. This decrease is mainly due to lower customer usage as a result of record-level warm winter weather. Lower operating fuel costs partially offset the revenue decrease.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported first quarter 2012 EBIT of $138 million, compared with $141 million in first quarter 2011. The segment experienced improved results in the gathering and processing business, primarily driven by higher revenue from expansions in the Horn River area of British Columbia. These results were offset by lower earnings at the Empress natural gas liquids (NGL) business, attributable mainly to lower NGL margins.

Field Services

Field Services reported first quarter 2012 EBIT of $93 million, compared with $81 million in first quarter 2011. The increase in EBIT was mainly driven by the effect of higher volumes from expansion projects and the absence of severe weather, which restricted volumes in the 2011 quarter. This was partially offset by lower commodity prices.

During the first quarters of 2012 and 2011, respectively, NGL prices averaged $1.00 per gallon versus $1.13 per gallon, NYMEX natural gas averaged $2.74 per million British thermal units (MMBtu) versus $4.11 per MMBtu, and crude oil averaged approximately $103 per barrel versus approximately $94 per barrel.

DCP Midstream paid distributions of $89 million to Spectra Energy in first quarter 2012.

Other

“Other” reported net costs of $29 million and $24 million in the first quarter 2012 and 2011, respectively. Other is primarily comprised of corporate costs, including benefits and captive insurance.

Interest Expense

Interest expense was $157 million for first quarter 2012, compared with $155 million for first quarter 2011.

Income Taxes

First quarter 2012 income tax expense from continuing operations was $137 million, compared with $139 million reported in the first quarter of 2011. The lower tax expense was driven by lower earnings. The effective tax rate was 28 percent in first quarter 2012, compared with 27 percent in the prior year quarter.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

( in millions)

	Quarters Ended March 31,
	2012	2011
Net Income—Controlling Interests as Reported	$333	$357
Adjustments to Reported Net Income—Controlling Interests:
Discontinued Operations	(2)	(7)

Ongoing Net Income—Controlling Interests	$331	$350

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended March 31,
	2012	2011
Diluted EPS as Reported	$0.51	$0.55
Discontinued Operations	—	(0.01)

Diluted EPS, Ongoing	$0.51	$0.54

Additional Information

Additional information about first quarter 2012 earnings can be obtained via the Spectra Energy website at www.spectraenergy.com. The analyst call is scheduled for today, Friday, May 4, 2012, at 8:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s website or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “65118054” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, October 4, 2012, by dialing (800) 585-8367 with conference ID 65118054. The international replay number is (404) 537-3406, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2011 Form 10-K, filed on February 27, 2012, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For more than a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 19,000 miles of transmission pipeline, approximately 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids and local distribution operations. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

March 2012

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended
	March 31,
	2012	2011
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.51	$0.54
Earnings Per Share, Diluted	$0.51	$0.55
Dividends Per Share	$0.28	$0.26
Weighted-Average Shares Outstanding, Diluted	655	651

INCOME
Operating Revenues	$1,544	$1,612
Total Reportable Segment EBIT	653	668
Income from Discontinued Operations, Net of Tax	2	7
Net Income—Controlling Interests	333	357

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$271	$279
Distribution	151	167
Western Canada Transmission & Processing	138	141
Field Services	93	81

Total Reportable Segment EBIT	653	668
Other EBIT	(29)	(24)

Total Reportable Segment and Other EBIT	$624	$644

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission	$117	$132
Distribution	38	52
Western Canada Transmission & Processing	174	140
Other	14	9

Total Capital and Investment Expenditures, Excluding Acquisitions	$343	$333

Acquisitions (a)	$30	$—

	March 31, 2012	December 31, 2011
CAPITALIZATION
Common Equity—Controlling Interests	39%	39%
Noncontrolling Interests and Preferred Stock	5%	5%
Total Debt	56%	56%

Total Debt	$11,801	$11,723
Book Value Per Share (b)	$12.78	$12.39
Actual Shares Outstanding	653	651

(a)	Represents payment of the purchase price previously withheld in connection with the acquisition of Bobcat.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

March 2012

(Unaudited)

(In millions, except where noted)

	Quarters Ended
	March 31,
	2012	2011
U.S. TRANSMISSION
Operating Revenues	$495	$483
Operating Expenses
Operating, Maintenance and Other	157	146
Depreciation and Amortization	70	67
Gains on Sales of Other Assets and Other, net	1	4
Other Income and Expenses	31	31
Noncontrolling Interests	29	26

EBIT	$271	$279

Proportional Throughput, TBtu (a)	763	804

DISTRIBUTION
Operating Revenues	$597	$696
Operating Expenses
Natural Gas Purchased	286	369
Operating, Maintenance and Other	107	107
Depreciation and Amortization	53	53

EBIT	$151	$167

Number of Customers, Thousands	1,363	1,345
Heating Degree Days, Fahrenheit	2,893	3,772
Pipeline Throughput, TBtu	267	331
Canadian Dollar Exchange Rate, Average	1.00	0.99

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$466	$439
Operating Expenses
Natural Gas and Petroleum Products Purchased	161	122
Operating, Maintenance and Other	131	133
Depreciation and Amortization	47	46
Other Income and Expenses	11	3

EBIT	$138	$141

Pipeline Throughput, TBtu	177	183
Volumes Processed, TBtu	179	176
Empress Inlet Volumes, TBtu	171	181
Canadian Dollar Exchange Rate, Average	1.00	0.99

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$93	$81

EBIT	$93	$81

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.2	6.7
Natural Gas Liquids Production, MBbl/d (b,c)	412	358
Average Natural Gas Price Per MMBtu (d)	$2.74	$4.11
Average Natural Gas Liquids Price Per Gallon	$1.00	$1.13
Average Crude Oil Price Per Barrel (e)	$102.84	$94.10

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended
	March 31,
	2012	2011
Operating Revenues	$1,544	$1,612
Operating Expenses	1,026	1,059
Gains on Sales of Other Assets and Other, net	1	4

Operating Income	519	557

Other Income and Expenses	134	112
Interest Expense	157	155

Earnings From Continuing Operations Before Income Taxes	496	514
Income Tax Expense From Continuing Operations	137	139

Income From Continuing Operations	359	375
Income From Discontinued Operations, net of tax	2	7

Net Income	361	382
Net Income—Noncontrolling Interests	28	25

Net Income—Controlling Interests	$333	$357

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31,	December 31,
	2012	2011
ASSETS

Current Assets	$1,437	$1,764
Investments and Other Assets	7,101	7,014
Net Property, Plant and Equipment	18,678	18,258
Regulatory Assets and Deferred Debits	1,083	1,102

Total Assets	$28,299	$28,138

LIABILITIES AND EQUITY

Current Liabilities	$3,269	$3,101
Long-term Debt	9,749	10,146
Deferred Credits and Other Liabilities	5,844	5,737
Preferred Stock of Subsidiaries	258	258
Equity	9,179	8,896

Total Liabilities and Equity	$28,299	$28,138

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Quarters Ended
	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$361	$382
Adjustments to reconcile net income to net cash provided by operating activities	185	340

Net cash provided by operating activities	546	722

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(402)	(332)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(214)	(382)

Effect of exchange rate changes on cash	1	2

Net increase (decrease) in cash and cash equivalents	(69)	10
Cash and cash equivalents at beginning of period	174	130

Cash and cash equivalents at end of period	$105	$140

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2012 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$271	$—		$271

Distribution	151	—		151

Western Canada Transmission & Processing	138	—		138

Field Services	93	—		93

Total Reportable Segment EBIT	653	—		653
Other	(29)	—		(29)

Total Reportable Segment and Other EBIT	$624	$—		$624

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$624	$—		$624
Interest Expense	(157)	—		(157)
Interest Income and Other	29	—		29
Income Taxes from Continuing Operations	(137)	—		(137)
Discontinued Operations, net of Tax	2	(2	)A	—

Total Net Income	$361	$(2)		$359
Total Net Income—Noncontrolling Interests	(28)	—		(28)

Total Net Income—Controlling Interests	$333	$(2)		$331

EARNINGS PER SHARE, BASIC	$0.51	$—		$0.51

EARNINGS PER SHARE, DILUTED	$0.51	$—		$0.51

A—Net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic	652
Diluted	655

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2011 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$279	$—		$279
Distribution	167	—		167
Western Canada Transmission & Processing	141	—		141
Field Services	81	—		81

Total Reportable Segment EBIT	668	—		668
Other	(24)	—		(24)

Total Reportable Segment and Other EBIT	$644	$—		$644

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$644	$—		$644
Interest Expense	(155)	—		(155)
Interest Income and Other	25	—		25
Income Taxes from Continuing Operations	(139)	—		(139)
Discontinued Operations, net of Tax	7	(7	)A	—

Total Net Income	$382	$(7)		$375
Total Net Income—Noncontrolling Interests	(25)	—		(25)

Total Net Income—Controlling Interests	$357	$(7)		$350

EARNINGS PER SHARE, BASIC	$0.55	$(0.01)		$0.54

EARNINGS PER SHARE, DILUTED	$0.55	$(0.01)		$0.54

A—Net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic	649
Diluted	651